Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda
Mailing Address:
Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda
Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm

VALIDUS HOLDINGS, LTD. ANNOUNCES THE OPENING OF AN ASIA-PACIFIC REINSURANCE REPRESENTATIVE
OFFICE

Asia Sector Specialist Marc Haushofer to Head New Office

Hamilton, Bermuda – February 9, 2009 - Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced the opening of an Asia-Pacific reinsurance representative office located in Singapore. The new office will represent Validus Reinsurance, Ltd. (“Validus Re”), the Validus group’s Bermuda-based reinsurance operation which focuses on short-tail classes of business, including property, marine, and other specialty.

Marc Haushofer, an experienced Asian sector specialist, has joined Validus Re as Chief Representative and head of the new Asia-Pacific representative office. Mr. Haushofer, 47, is the former Chief Executive Officer of Munich Re’s Singapore Branch Office for South-East Asia and former Deputy Chairman of the Singapore Reinsurers’ Association. He has approximately 25 years of insurance and reinsurance industry experience, with nearly half of this time dedicated to the Asian marketplace.

Commenting on his new appointment, Marc Haushofer commented: ‘‘I am delighted to be joining Validus during this exciting phase of its development. I have spent many years in the Asian insurance and reinsurance markets and am looking forward to reinforcing and further developing Validus’ presence in the region.’’

Conan Ward, Chief Underwriting Officer of Validus Re, commented: “We’re delighted to have someone of Marc’s caliber joining Validus Re. Marc will be critical to furthering our goals throughout Asia and enhancing our relationships with our existing client base in the region. The opening of our Singapore representative office demonstrates Validus’ recognition of the importance of the Asia-Pacific marketplace.”

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. This release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission, as well as management’s response to any of the aforementioned factors. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.